Exhibit 99.1

For more information, contact:

David Flanery

Chief Financial Officer

502-261-4753

Papa John’s Announces 2006

Growth Plans and Earnings Guidance

Two-for-One Stock Split Announced; Share Repurchase

Authorization Increased; 2005 Earnings Guidance Reaffirmed

Highlights

•                  Projected 2006 Earnings Per Share of $1.38 to $1.46 for the 53-Week Year (After Two-for-One Stock Split; Excluding Impact of FIN 46)

•                  Projected Domestic System-wide Comparable Sales Increase of 2% to 3%

•                  Projected Worldwide Unit Openings of 210 to 240 and Closings of 70 to 100

•                  Share Repurchase Authorization Increased by $25 Million and Extended through December 31, 2006 (Total Authorization Increased to $525 Million)

•                  Reaffirmed 2005 Earnings Per Share Guidance of $1.22 to $1.24 (After Two-for-One Stock Split; Excluding Impact of FIN 46)

Louisville, Kentucky (December 8, 2005) – Papa John’s International, Inc. Nasdaq: PZZA) today announced its 2006 growth plans and earnings guidance.  The company also announced a two-for-one stock split and a $25 million increase in share repurchase authorization.  The company projects earnings per share in the range of $1.38 to $1.46 for 2006, after considering the impact of the two-for-one stock split.  The 2006 fiscal year will consist of 53 weeks and the impact of the 53rd week of operations is expected to increase earnings per share by approximately $0.07, included in the above range.  The projected earnings guidance excludes any impact from the consolidation in accordance with FIN 46 of the results of the franchisee-owned cheese purchasing company, BIBP Commodities, Inc. (BIBP), a variable interest entity.

Significant 2006 Operational Assumptions

Restaurant Sales Growth – Domestic system-wide comparable sales are expected to increase 2% to 3% for 2006.  The first half of 2006 will have somewhat easier comparisons than the second half of the year, including the favorable impact of the 2005 implementation of a $1.00 delivery charge at substantially all company-owned restaurants which will begin to be lapped in June 2006.  The previously announced consolidation of the company-owned and franchise operations management structure is expected to narrow the sales performance gap between company-owned and franchise units that arose in the latter half of 2005; however, it is likely to take several months before the benefits of the new structure begin to be realized.

Total sales growth for international Papa John’s branded units is expected to range from 30% to 35%.

Unit Growth – Worldwide unit growth is expected to consist of 210 to 240 new unit openings and 70 to 100 unit closings.  It is expected that the new unit openings will be approximately one-half domestic and one-half international.  Approximately 20% of the domestic openings are expected to be company-owned restaurants, while substantially all of the international openings are expected to be franchise units.  The majority of unit closings are expected to be domestic franchise units.

Revenues and Operating Margin – Several factors are expected to influence 2006 revenues and operating margin in relation to the 2005 results.  The 53rd week of operating results in 2006 is expected to favorably impact consolidated revenues by approximately 2%.  The expected increase in domestic system-wide comparable sales, coupled with the expected domestic and international net unit growth, will also favorably impact consolidated revenues, partially offset by the negative impact of the October 2005 sale of 85 company-owned restaurants to a franchisee.  The overall increase in 2006 consolidated revenues is expected to be in the 3% to 5% range over 2005 results.

The 53rd week of operating results in 2006 is expected to favorably impact operating margin by approximately 25 basis points.  Domestic restaurant and commissary margins are expected to improve modestly as relatively stable commodity and labor costs are expected to provide the ability to realize fixed cost leverage on increasing sales volumes.  These margin improvements are expected to be partially offset by a significant level of investment spending on international infrastructure and moderate levels of investment spending in the administrative support area.  Examples of increased administrative support include additional marketing and technical resources to support key initiatives such as online ordering and database marketing.  The overall operating margin in 2006 is expected to improve by 50 to 75 basis points over 2005 results.

Capital Expenditures – Capital expenditures for 2006 are expected to be in the $35 million to $40 million range, or approximately double the 2005 levels of spending.  The planned increase will support growth initiatives including the domestic company-owned new unit growth noted above, an expansion of printing capacity for the Support Services business unit, accelerated development of Papa John’s branded units in the United Kingdom and technical support assets for numerous areas of the business, including the online ordering function.

Two-for-One Stock Split Approved

The company also announced that its Board of Directors approved a two-for-one stock split to be effected in the form of a 100% stock dividend.  The stock split will be effective for stockholders of record at the close of business on December 23, 2005 and the company’s transfer agent will distribute certificates representing the split shares on or about January 13, 2006.  If stockholders are contemplating a sale from the record date to the distribution date, they should consult their broker as to their entitlement to the split shares.  After reflecting the stock split, earnings per share was $0.31 for the quarter ended September 25, 2005 compared to $0.23 for the same period in 2004, and $0.92 for the nine months ended September 25, 2005 compared to $0.39 for the same period in 2004.

Share Repurchase Authorization Increased

The company further announced that its Board of Directors approved a $25 million increase in the amount of the company’s common stock that may be repurchased by the company from time to time.  The total authorization of $525 million includes both market purchases as well as private transactions and is effective through December 31, 2006.

To date, the company has repurchased an aggregate of $494.2 million of its common stock, representing 34.6 million shares at an average price of $14.27 per share, after the two-for-one stock split.  After such repurchases, the company has approximately 33.4 million shares of common stock outstanding on a fully diluted basis (approximately 33.1 million actual shares outstanding), after the two-for-one stock split.

2005 Earnings Guidance Reaffirmed

The company also reaffirmed its 2005 earnings guidance of $1.22 to $1.24 per share (after the two-for-one stock split), excluding the impact of the consolidation of BIBP.  The consolidation of BIBP results for 2005 is expected to increase earnings by approximately $0.09 per share (an increase in operating income of approximately $4.6 million).  The company’s earnings after the inclusion of BIBP are expected to be in the range of $1.31 to $1.33 per share for 2005 (after the two-for-one stock split).

Based upon the projected CME milk futures prices, and the projected quarterly cheese prices to restaurants as determined by the BIBP pricing formula, the consolidation of BIBP is projected to increase earnings by approximately $0.17 per share in 2006 (an increase in operating income of approximately $9.3 million).

Executive Officer Stock Sales

Certain of the company’s directors and executive officers, including Executive Chairman John H. Schnatter, have adopted or extended previously adopted pre-arranged trading plans under Securities and Exchange Commission Rule 10b5-1 in order to sell shares, or exercise stock options and sell the underlying shares, at predetermined price thresholds.  The plans permit the sales of up to 688,726 shares on a combined basis through December 31, 2006 (after the two-for-one stock split).  These 10b5-1 plans were adopted as part of the officers’ personal asset diversification programs.

Forward-Looking Statements

Except for historical information, this announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect management’s expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements.  Certain factors that can cause actual results to materially differ include: the uncertainties associated with litigation; increases in advertising, promotions and discounting by competitors, which may adversely affect sales; new product and concept developments by food industry competitors; the ability of the company and its franchisees to open new restaurants and operate new and existing restaurants profitably; increases in or sustained high levels of food, labor, utilities, fuel, employee compensation and benefits, insurance and similar costs; the ability to obtain ingredients from alternative suppliers, if needed; health- or disease-related disruptions or consumer concerns about the commodity supply; economic and political and health conditions in the countries in which the company or its franchisees operate; the selection and availability of suitable restaurant locations; negotiation of suitable lease or financing terms; constraints on permitting and construction of restaurants; higher than anticipated construction costs; the hiring, training and retention of management and other personnel; changes in consumer taste, demographic trends, traffic patterns and the type, number and location of competing restaurants; federal and state laws governing such matters as wages, working conditions, citizenship requirements and overtime; and labor shortages in various markets resulting in higher required wage rates. The above factors might be especially harmful to the financial viability of franchisees in under-penetrated or emerging markets, leading to greater unit closings than anticipated. Increases in projected claims losses for the company’s self-insured coverage or within the captive franchise insurance program could have a significant impact on our operating results. Our international operations are subject to additional factors, including currency regulations and fluctuations; differing cultures and consumer preferences; diverse government regulations and structures; ability to source high quality ingredients and other commodities in a cost-effective manner; and differing interpretation of the obligations established in franchise agreements with international franchisees. Further information regarding factors that could affect the company’s financial and other results is included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

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At November 20, 2005, there were 2,903 Papa John’s restaurants (503 company-owned and 2,400 franchised) located in 49 states and 22 countries.  Papa John’s also franchises 110 Perfect Pizza restaurants in the United Kingdom.  For more information about the company, visit Papa John’s at http://www.papajohns.com.